UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2025

BioXcel Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38410	82-1386754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Long Wharf Drive

New Haven, CT 06511

(Address of principal executive offices) (Zip Code)

(475) 238-6837

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BTAI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On January 28, 2025, BioXcel Therapeutics, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, a total of 30,360,492 shares of common stock were present in person or represented by proxy at the meeting, representing approximately 61.17% of the Company’s outstanding common stock as of the December 17, 2024 record date. The following are the voting results for the proposals considered and voted upon at the meeting, each of which were described in the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on December 30, 2024.

Proposal 1 — Approval of an amendment to the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s common stock at a ratio in the range of 1-for-5 to 1-for-30 to be determined at the discretion of the Company’s Board of Directors.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
27,561,658	2,516,377	282,457	N/A

Proposal 2 — Approval of an adjournment of the Special Meeting to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal 1.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
27,740,608	2,466,032	153,852	N/A

Based on the foregoing, Proposal 1 was approved, and adjournment of the Special Meeting was not necessary or appropriate because there were sufficient votes in favor of Proposal 1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOXCEL THERAPEUTICS, INC.

Date: January 29, 2025	By:	/s/ Richard Steinhart
Richard Steinhart
Chief Financial Officer